Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8, of our report dated March 29, 2006, for the year ended December 31, 2005 relating to the consolidated balance sheet of vFinance, Inc. and Subsidiaries as of December 31, 2005 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2005 and 2004.

/s/ Sherb & Co., LLP

Sherb & Co., LLP
Certified Public Accountants

New York, New York
May 31, 2006